SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549


                                 FORM 8-K

                          Current Report Pursuant
                       to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                     Date of Report: January 29, 1999

                   ACADIA NATIONAL HEALTH SYSTEMS, INC.
          (Exact Name of Registrant as Specified in its Charter)

                                COLORADO
              (State or Other Jurisdiction of Incorporation)


          0-28976                                       010509781
  (Commission File Number)               (I.R.S. Employer Identification Number)

    95 Park Street, Lewiston, Maine                       04240
(Address of Principal Executive Offices)               (Zip Code)

                             (207) 777-3423
                             (800) 274-9185
           (Registrant's Telephone Number, Including Area Code)

INFORMATION INCLUDED IN THIS REPORT


ITEMS 1 THROUGH 4, 6 THROUGH 9 NOT APPLICABLE.


ITEM 5.     OTHER EVENTS.

(i) Reference is made to the press release issued to the public by the Registrant on January 26, 1999, the text of which is attached hereto as
    Exhibit 99.1, for a description of the events reported pursuant to this Form 8-K.

INDEX TO EXHIBITS

Exhibit Description

99.1 Text of press release dated January 26, 1999

Exhibit 99.1

Lewiston, Maine - January 26,1999, Acadia National Health Systems, Inc. has announced the signing of a binding letter of intent to acquire Vision Healthsource of Vienna, Virginia, and Madras, India. Vision Healthsource, supplies technology and systems consulting, as well as medical business support services to medical service organizations and medical billing companies throughout the United States.

"As we continue to build our national and international structure, Vision Healthsource compliments our operational platform and adds a important piece to our long-term strategic business plan," said Paul Chute, Chairman and Chief Executive Officer of Acadia.

According to Chute, "Our business philosophy and goals are very well matched. Acadia and Vision Healthsource demand superior product quality, unquestionable integrity in our respective business relationships and added value throughout our complete line of business support services to the medical community. It's a perfect fit for both companies."

Vision's President, Anurag Jain, and Pretap Velagapudi, Chief Operating Officer, have established extensive contacts throughout the medical community worldwide. " Our objective from when we first started our company has been to look for ways to add value to the products and services we provide to our clients," said Jain. "We believe that we will continue to set the industry standards for performance, and provide Acadia's clients with unparalleled products and services by utilizing the advantages of the Internet and the cutting-edge technologies available."

Acadia National Health Systems, Inc., with headquarters located in Lewiston, Maine, offers billing, consulting, software and business systems to physicians, hospitals and health care providers.

For further information contact:

John W. Holt Jr.
Investor Relations
95 Park Street
Lewiston, ME 04240
Tel:  (207) 777-3424 ext. 417
Fax:  (207) 784-7743
Email: acadnat@exploremaine.com


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             ACADIA NATIONAL HEALTH SYSTEMS, INC.

                             /s/ Paul W. Chute

DATE: January 29, 1999       By:    PAUL W. CHUTE
                             Name:  Paul W. Chute
                             Title: Chief Executive Officer